Exhibit 99.1

Shareholders of Verona Pharma Approve Proposed Acquisition by Merck

Transaction expected to close on October 7, 2025

LONDON, U.K., and RALEIGH, N.C., September 24, 2025 – Verona Pharma plc (Nasdaq: VRNA) (“Verona Pharma”), a biopharmaceutical company focused on respiratory diseases, which entered into a definitive agreement on July 8, 2025 relating to its proposed acquisition by Merck & Co., Inc. (NYSE: MRK) (“Merck”) through a wholly owned subsidiary or a nominee, today announced that its shareholders have approved the proposal for Merck to acquire Verona Pharma for $107 per American Depository Share (ADS), each of which represents eight Verona Pharma ordinary shares, for a total transaction value of approximately $10 billion (the “Transaction”).

The Transaction is being implemented by way of a scheme of arrangement under English law (the “Scheme”) and remains subject to the sanction of the Scheme by the High Court of Justice of England and Wales (the “Court”) and the satisfaction or waiver (if applicable) of certain other customary closing conditions.

The hearing at which the Court will be asked to sanction the Scheme (the “Court Hearing”) has been scheduled for October 6, 2025, and will be held at The Royal Courts of Justice, The Rolls Building, 7 Rolls Buildings, London EC4A 1NL, U.K. Details of the Court Hearing will be available on the Court service website on the day before the Court Hearing. Subject to the Scheme receiving the sanction of the Court on October 6, 2025, the Effective Date of the Scheme is expected to be October 7, 2025.

Further information of the voting results and an updated expected timetable of principal events are set out below.

Unless otherwise defined, terms used in this press release have the same meanings as set out in the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission by Verona Pharma on August 18, 2025 (the “Proxy Statement”).

Voting results of the Court Meeting and the General Meeting

At the Court Meeting, a majority in number of Scheme Shareholders who voted (either in person or by proxy) and who together represented 99.49% in value of all Scheme Shares voted by such Scheme Shareholders, voted in favour of the resolution to approve the Scheme. The resolution was accordingly passed.

At the General Meeting, 99.51% of votes were cast in favour of the special resolution to amend the Articles of Association of Verona Pharma and authorize its directors to carry the Scheme into effect and 81.19% of votes were cast in favour of the non-binding advisory proposal to approve the compensation that may be paid or become payable to Verona Pharma’s named executive officers in connection with the Transaction. Both resolutions were therefore passed by the requisite majority of Verona shareholders.

The full text of the resolutions put to the Court Meeting and the General Meeting are set out in the Proxy Statement.

Expected Timetable of Principal Events

Event	Time and/or Date(1)
Court Sanction Hearing	October 6, 2025
Last day for dealings in ADSs on Nasdaq by investors	October 6, 2025
Scheme Record Time	6:00 p.m. (U.K. Time) on October 6, 2025
Entitlements to Scheme Shares held within CREST are disabled	as from the Scheme Record Time
Formal suspension by Nasdaq of dealings in ADSs	October 7, 2025
Effective date of the Scheme of Arrangement	October 7, 2025(2)
Last day for settlement of trades of Verona ADSs on Nasdaq	October 7, 2025(3)
Latest date for payment of consideration in respect of Depositary Shares to the Depositary	at or as promptly as practicable following the Effective Time, and in any event no later than October 8, 2025
Latest date for dispatch of cheques and crediting of CREST accounts for the consideration in respect of Remnant Shares	at or as promptly as practicable following the Effective Time, and in any event not later than October 14, 2025

Notes:

(1)	The dates and times given are indicative only and are based on current expectations and are subject to change. If any of the dates or times in this expected timetable change, Verona Pharma will publicly announce the changes.

(2)	This will be the date on which the Court Order sanctioning the Scheme is delivered to the Registrar of Companies. The events which are stated as occurring on subsequent dates are conditional on the Effective Date occurring and their timings are calculated by reference to this time.

(3)	Holders of Verona ADSs at this time will be entitled to the ADS Consideration in respect of each Verona ADS that they hold.

For further information please contact:

Verona Pharma plc	Tel: +1-844-341-9901
Victoria Stewart, Senior Director of Investor Relations and Communications	IR@veronapharma.com
Argot Partners US Investor Enquiries	Tel: +1-212-600-1902 verona@argotpartners.com
Ten Bridge Communications International / US Media Enquiries	Tel: +1-781-316-4424 tbcverona@tenbridgecommunications.com

About Verona Pharma

Verona Pharma is a biopharmaceutical company focused on developing and commercializing innovative therapies for the treatment of chronic respiratory diseases with significant unmet medical needs. For more information, please visit www.veronapharma.com.

UK Takeover Code Does Not Apply

Verona Pharma is not a company subject to regulation under the City Code on Takeovers and Mergers (the “UK Takeover Code”), therefore no dealing disclosures are required to be made under Rule 8 of the UK Takeover Code by shareholders of Verona Pharma or Merck.

Overseas Jurisdictions

The availability of the Scheme and the Consideration to Verona shareholders may be affected by the laws of the relevant jurisdictions. Overseas Verona shareholders should inform themselves about, and should observe, any applicable legal requirements. It is the responsibility of all overseas Verona shareholders to satisfy themselves as to their full compliance with the laws of the relevant jurisdiction, including obtaining any governmental, exchange control or other consents which may be required and their compliance with any other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction. If you are in any doubt regarding such matters, overseas Verona shareholders are encouraged to consult an independent professional adviser in the relevant jurisdiction without delay. Overseas Verona shareholders should consult their own legal and tax advisers with respect to the legal and tax consequences of the Transaction in their particular circumstances.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including with respect to the proposed transaction, and readers are cautioned not to place undue reliance on such statements. Such forward-looking statements include, but are not limited to, the ability of Merck and the Company to complete the transactions contemplated by the Transaction Agreement, including statements about the proposed transaction contemplated thereby, statements about the expected timetable for completing the transaction, the Company’s beliefs and expectations and statements about the benefits sought to be achieved in the proposed transaction, the potential effects of the proposed transaction on the Company, as well as the expected benefits and success of the Company’s products and product candidates. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. There can be no guarantees that the conditions to the closing of the proposed transaction will be satisfied on the expected timetable or at all. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, uncertainties as to the timing of the proposed transaction; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the proposed transaction contained in the Transaction Agreement may not be satisfied or waived (including, but not limited to, the failure to obtain the sanction of the Scheme by the Court); the effects of disruption from the transactions contemplated by the Transaction Agreement and the impact of the announcement and pendency of the transactions on the Company’s business; the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the Company’s dependence on the successful commercialization of Ohtuvayre® and the uncertain market acceptance of Ohtuvayre as a treatment for COPD; and risks related to pharmaceutical product development, including the Company’s ongoing development of ensifentrine and any other product candidates and combinations, and the uncertainty of clinical success.

The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and the Company’s other filings with the SEC.